Exhibit 99.1

PURE Bioscience Reports Fiscal 2023 Second Quarter

And Six-Month Financial Results

RANCHO CUCAMONGA, CA (March 17, 2023) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal second quarter and six-month period ended January 31, 2023.

Q2: Summary of Results of Operations

●	Net product sales were $396,000 and $415,000 for the fiscal second quarter ended January 31, 2023 and 2022, respectively. The decrease of $19,000 was attributable to decreased sales across our distribution network.
●	Net loss for the fiscal second quarter ended January 31, 2023 was $1,060,000, compared to $702,000 for the fiscal second quarter ended January 31, 2022.
●	Net loss, excluding share-based compensation, for the fiscal second quarter ended January 31, 2023 was $933,000, compared to $522,000 for the fiscal second quarter ended January 31, 2022.
●	Net loss per share was ($0.01) for the fiscal second quarters ended January 31, 2023 and 2022, respectively.

Six Months: Summary of Results of Operations

●	Net product sales were $863,000 and $912,000 for the six months ended January 31, 2023 and 2022, respectively. The decrease of $49,000 was attributable to decreased sales across our transportation and distribution network.
●	Net loss for the six months ended January 31, 2023 was $2,053,000, compared to $1,498,000 for the six months ended January 31, 2022.
●	Net loss, excluding share-based compensation, for the six months ended January 31, 2023 was $1,842,000, compared to $1,128,000 for the six months ended January 31, 2022.
●	Net loss per share was ($0.02) for the six months ended January 31, 2023 and 2022, respectively.

Business Update

New Chief Executive Officer and President

On March 15, 2023 (the “Effective Date”), Tom Y. Lee, the President, Chief Executive Officer and member of the Board of Directors (the “Board”) of Pure Bioscience, Inc. (the “Company”), resigned as the Company’s President and Chief Executive Officer, effective as of the Effective Date. Mr. Lee will continue to serve as a member of the Board.

Additionally, the Board appointed Robert Bartlett, a member of the Board, as the Company’s President and Chief Executive Officer, effective as of the Effective Date.

Mr. Lee said, “I’m happy to announce the appointment of Robert F. Bartlett as Chief Executive Officer of PURE Bioscience. Robert is a proven leader with decades of experience in both large and small corporations. Robert has the skill set required to help the company increase revenue in new and existing market segments. With Robert on board, Tom Myers will transition from the Chief Operating Officer role to Executive Vice President of Technology and Development. This will give Mr. Myers the ability to focus on technical sales, business relationships, and research and development.”

Mr. Bartlett, said, “PURE’s sales over the last year have shown that our sales approach delivered lackluster results. My immediate focus will be to enhance our current customer base along with redirecting our sales efforts into new and existing channels that are showing growth. It’s my belief that we must have the right people in place to manage and grow our sales. Focus and accountability will be paramount as the company builds a new sales strategy.”

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2022, Form 10-Q for the fiscal first quarter ended October 31, 2022, and Form 10-Q for the fiscal second quarter ended January 31, 2023. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	January 31, 2023	July 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,485,000	$3,391,000
Accounts receivable	156,000	201,000
Inventories, net	200,000	179,000
Restricted cash	75,000	75,000
Prepaid expenses	24,000	18,000
Total current assets	1,940,000	3,864,000
Property, plant and equipment, net	590,000	620,000
Total assets	$2,530,000	$4,484,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$347,000	$488,000
Accrued liabilities	116,000	87,000
Total current liabilities	463,000	575,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 111,356,473 shares issued and outstanding at January 31, 2023 and at July 31, 2022	1,114,000	1,114,000
Additional paid-in capital	132,290,000	132,079,000
Accumulated deficit	(131,337,000)	(129,284,000)
Total stockholders’ equity	2,067,000	3,909,000
Total liabilities and stockholders’ equity	$2,530,000	$4,484,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended		Three months Ended
	January 31,		January 31,
	2023	2022	2023	2022
Net product sales	$863,000	$912,000	$396,000	$415,000
Royalty revenue	5,000	5,000	1,000	1,000
Total revenue	868,000	917,000	397,000	416,000
Cost of goods sold	414,000	354,000	200,000	182,000
Gross profit	454,000	563,000	197,000	234,000
Operating costs and expenses
Selling, general and administrative	2,345,000	2,150,000	1,180,000	1,093,000
Research and development	153,000	148,000	75,000	81,000
Total operating costs and expenses	2,498,000	2,298,000	1,255,000	1,174,000
Loss from operations	(2,044,000)	(1,735,000)	(1,058,000)	(940,000)
Other income (expense)
Gain on extinguishment of indebtedness, net	—	239,000	—	239,000
Other income (expense), net	(5,000)	—	—	—
Interest expense, net	(4,000)	(2,000)	(2,000)	(1,000)
Total other income (expense)	(9,000)	237,000	(2,000)	238,000
Net loss	$(2,053,000)	$(1,498,000)	$(1,060,000)	$(702,000)
Basic and diluted net loss per share	$(0.02)	$(0.02)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,356,473	87,652,761	111,356,473	87,873,141

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Six Months Ended January 31, 2023					Six Months Ended January 31, 2022
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period	111,356,473	$1,114,000	$132,079,000	$(129,284,000)	$3,909,000	87,223,141	$873,000	$128,253,000	$(125,793,000)	$3,333,000
Share-based compensation expense - stock options	—	—	169,000	—	169,000	—	—	328,000	—	328,000
Share-based compensation expense - restricted stock units	—	—	42,000	—	42,000	—	—	42,000	—	42,000

Issuance of common stock for vested restricted stock units				—	—	650,000	6,000	(6,000	—	—
Net loss	—	—	—	(2,053,000)	(2,053,000)	—	—	—	(1,498,000)	(1,498,000)

Balances at end of period (Unaudited)	111,356,473	$1,114,000	$132,290,000	$(131,337,000)	$2,067,000	87,873,141	$879,000	$128,617,000	$(127,291,000)	$2,205,000

	Three Months Ended January 31, 2023					Three Months Ended January 31, 2022
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period (Unaudited)	111,356,473	$1,114,000	$132,163,000	$(130,277,000)	$3,000,000	87,873,141	$879,000	$128,437,000	$(126,589,000)	$2,727,000
Share-based compensation expense - stock options	—	—	106,000	—	106,000	—	—	159,000	—	159,000
Share-based compensation expense - restricted stock units	—	—	21,000	—	21,000	—	—	21,000	—	21,000

Net loss	—	—	—	(1,060,000)	(1,060,000)	—	—	—	(702,000)	(702,000)

Balances at end of period (Unaudited)	111,356,473	$1,114,000	$132,290,000	$(131,337,000)	$2,067,000	87,873,141	$879,000	$128,617,000	$(127,291,000)	$2,205,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	January 31,
	2023	2022
Operating activities
Net loss	$(2,053,000)	$(1,498,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	211,000	370,000
Depreciation and amortization	67,000	110,000
Gain on extinguishment of indebtedness	—	(239,000)
Changes in operating assets and liabilities:
Accounts receivable	45,000	162,000
Inventories	(21,000)	33,000
Prepaid expenses	(6,000)	3,000
Accounts payable and accrued liabilities	(112,000)	(147,000)
Net cash used in operating activities	(1,869,000)	(1,206,000)
Investing activities
Purchases of property, plant and equipment	(37,000)	(53,000)
Net cash used in investing activities	(37,000)	(53,000)
Net decrease in cash, cash equivalents, and restricted cash	(1,906,000)	(1,259,000)
Cash, cash equivalents, and restricted cash at beginning of period	3,466,000	2,465,000
Cash, cash equivalents, and restricted cash at end of period	$1,560,000	$1,206,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$1,485,000	$1,131,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$1,560,000	$1,206,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$5,000	—